SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 6, 2011

American Sands Energy Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53167	87-0405708
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4760 South Highland Drive, Suite 341, Salt Lake City, Utah	84117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 699-3966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

On May 5, 2011, GreenRiver Resources, Corp., an Alberta corporation (“GRC”) entered into a Stock Exchange Agreement, as amended on June 3, 2011 with the Company, whereby the Company acquired all of the outstanding shares of GRC.  Pursuant to the terms of the agreement, the Company agreed to issue 23,544,201 pre-split shares of common stock to shareholders of GRC in exchange for all of the outstanding equity securities of GRC.  In addition, the Company agreed to reserve for issuance 11,249,504 pre-split shares of its common stock for issuance upon exercise of outstanding Special Warrants of GRC.

On November 4, 2011, the Company changed its name to American Sands Energy Corp., changed domicile to Delaware and effected a 1-for-2 reverse split of its outstanding shares of common stock and all underlying outstanding convertible notes and warrants.

Pursuant to the provisions of the warrant certificates representing the Special Warrants, the Company chose to exercise its option to exchange the Special Warrants for Common Stock of the Company. On December 6, 2011, the Company issued 5,624,752 post-split shares to all of the holders of the GRC Special Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Sands Energy Corp.

Date: December 8, 2011	By	/s/ William C. Gibbs
William C. Gibbs, President